        AGREEMENT made as of January 1, 1997, by and between Levitt Corporation, a Maryland corporation having its principal office at 7777 Glades Road, Boca Raton, Florida 33434 (the "Employer"), and Elliott M. Wiener, having an address at 7103 Encina Lane, Boca Raton, Florida 33433 (the "Employee").

                              W I T N E S S E T H:
                              --------------------

        WHEREAS, the Employer is desirous of the services of the Employee as herein provided, and

        WHEREAS, the Employee is willing to perform such services hereunder;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is mutually covenanted and agreed as follows:

        1. Employment. The Employer hereby employs the Employee and the Employee hereby accepts employment, and agrees to devote his best efforts and substantially all of his business time and attention, except during vacation periods (which shall not be less than 20 days in each calendar year) and period of illness or other disability, to the business of the Employer.

        2. Term. The term of this Agreement shall commence as of the date hereof and shall continue to and including December 31, 2001 except as otherwise herein provided. From and after December 31, 2001, the term shall automatically be extended from year to year for one year unless either party provides notice not to so extend this Agreement, which notice, if given, must first be given at least six months prior to December 31, 2001 and thereafter

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must be given at least six months prior to the end of the term as same may have been extended hereby.

        3. Compensation. The Employer agrees to pay the Employee and the Employee agrees to accept the following compensation and benefits during his term of employment:

                (a) Base salary shall be paid at the annual rate of $350,000 commencing January 1, 1997. Such salary shall be payable in accordance with the normal payroll practices of the Employer.

                (b) Incentive Compensation shall be paid in an amount equal to 3% of Pre-Tax Net Income of Employer, as defined and set forth in Exhibit A.

                (c) The Employer may cause Starrett Corporation ("Starrett") to grant to the Employee, in Starrett's discretion, stock options or other stock rights.

        In addition, the Employee shall be entitled to such group life insurance, retirement, medical insurance, hospitalization, vacation, disability, and similar employee benefit plans as may exist for the benefit of Employer's executive officers generally ("perquisites").

        4. Expenses. The Employee shall be reimbursed for reasonable out-of-pocket expenses incurred by him attributable to and in furtherance of the Employer's business, upon submission of reasonable itemized vouchers therefor.


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
        5. Duties and Covenants. The Employee is engaged as Chairman of the Board, President, and Chief Executive Officer of the Employer and is to perform such duties and services as may be assigned to him from time to time by the Board of Directors or principal executive officers of the Employer and Starrett and shall observe the by-laws and policies of the Employer and Starrett from time to time promulgated by the Board of Directors and principal executive officers thereof. Notwithstanding the foregoing, in no event shall the Employee be required to perform services not commensurate with his office. The Employee agrees that he will devote his entire business time, attention and best efforts and will not engage in any conduct detrimental in any material respect to the business and affairs of the Employer and its affiliates, and will not engage or be interested in any capacity, directly or indirectly, in any other business activity during the term of the Agreement. Nothing contained in this paragraph 5 shall prevent the Employee from investing in passive equity interests in real estate provided such investments are not inconsistent with Employee's responsibilities hereunder, or holding stock (less than 3% of the outstanding) in any public corporation. In no event (including removal from office under paragraph 7 below) shall the Employer directly or indirectly require the Employee to relocate his principal residence outside of South Florida.

        The Employee agrees that during the term of this Agreement and at all times thereafter, he will not, without the Employer's prior written consent, divulge, furnish or make accessible to any third party (other than in the regular course of business of the Employer or its subsidiaries or as required by law or valid legal process) any non-public, confidential information of or concerning the Employer or its affiliates.

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
        Inasmuch as the Employee's breach or attempted breach of any provision of this paragraph 5 would cause grave damage to the Employer or its affiliates not measurable in money damages, the Employer shall, in addition to all other remedies, be entitled to a temporary and permanent injunction and/or a decree for specific performance of the terms of this paragraph 5, without being required to furnish any bond or other security or to show any actual damages. If any provision of this paragraph 5 shall be held to be invalid or unenforceable, such provision shall be construed so as to be narrowed to the least extent necessary to make such provision valid and enforceable.

        6.      Termination.    This Agreement shall be terminable by the
Employer only upon the Employee's death, in the event of such physical or mental disability or illness of the Employee as prevents his performance of the duties incident to this employment for a period of no less than three (3) consecutive months or an aggregate of 120 days in any period of twelve (12) months ("disability"), for cause (as hereafter defined) or as provided in paragraph 7 below. For purposes of this Agreement "cause" shall mean:

        (i) gross or willful misconduct, gross negligence or material failure to perform Employee's duties under this Agreement (which gross negligence or material failure shall have an adverse effect on the Employer's business and shall either not be curable or, if curable, shall continue uncured for more than 15 days after the Employee's receipt of written notice setting forth with particularity such misconduct); or

        (ii)    conviction of a felony or act of fraud or dishonesty.

In connection with any termination hereunder, all amounts owing and accrued to the Employee on the date of termination shall be paid promptly to the Employee upon termination.


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
        (b) Upon the death of the Employee during the term, the Employee's beneficiar(ies) shall receive (i) base salary in the amount provided under paragraph 3(a) above for the 12-month period following such death payable in accordance with the normal payroll practices of the Employer, and (ii) Incentive Compensation in accordance with paragraph (e)(i) of Exhibit A hereto for the fiscal year in which such death occurs.

        7. Sale Of The Company. Notwithstanding anything to the contrary contained in this Agreement, the Employer may, at any time following a Sale of the Company (as such term is defined below), remove the Employee as Chairman of the Board, President and Chief Executive Officer of the Employer, provided that in the event of such removal (i) the Employee shall remain in the Employer's employ in accordance with this agreement as a senior executive of the Company with duties and responsibilities commensurate with those of a senior executive position and compensation and perquisites continuing in accordance with this agreement during the remaining period of the Employee's employment hereunder and (ii) effective at any time on or following January 1 of the calendar year second succeeding the calendar year in which such removal occurs (for example, effective on or after January 1, 1999 if such removal occurs during 1997), either the Employer or the Employee may, at its or his option, terminate this Agreement upon no less than 90 days' prior written notice to the other, in either of which events the Employer shall (A) pay the Employee, in full satisfaction of its obligations to Employee under paragraph 3(a) above, a lump sum payment simultaneously with the effective date of such termination equal to $350,000 times a fraction the numerator of which is the number of days remaining in the term of this Agreement from the effective date of such termination through December 31, 2001 and the denominator of which is 365, and
(B) pay the


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Employee Incentive Compensation in accordance with Exhibit A hereto for the period prior to the effective date of such termination. For example, if a removal from office occurred during 1997, the Employee remained as a senior executive of the Employer, and a termination notice were given in accordance with this paragraph 7 effective January 1, 1999, the Employee would receive base salary and Incentive Compensation in accordance with this Agreement including Exhibit A hereto for 1997 and 1998, would receive a lump sum payment equal to $1,050,000, and would receive no further Incentive Compensation or base salary. The Employer agrees that if the Employees' employment with the Employer is terminated pursuant to this paragraph 7 or is otherwise terminated by the Employer other than by reason of cause, the Employee shall not be required to seek other employment or attempt in any way to reduce any amount payable to the Employee by the Employer pursuant to this Agreement including Exhibit A hereto. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Employee or benefit provided to the Employee as a result of employment by another employer or otherwise, except that any compensation actually earned by the Employee in a senior executive or similar capacity from another party for the period beginning 18 months after the effective date of such termination and ending December 31, 2001 shall reduce and be an offset against any amount paid or payable by the Employer to the Employee as a result of such termination (and the Employee shall to the extent necessary promptly return the amount of such reduction to the Employer). For purposes of this Agreement, including Exhibit A hereto, a "Sale of the Company" shall mean a sale or other disposition of all or substantially all of the assets of the Employer, the sale or other disposition of a majority of the voting stock of the Employer, or the merger or consolidation of the Employer, with or to any person or entity or group of persons or entities


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other than Starrett or Starrett's or the Employer's direct or indirect subsidiaries; provided, however, that the merger or consolidation of Starrett, a sale or other disposition of stock of Starrett, or the sale or other disposition of all or substantially all of the assets of Starrett, with or to one or a group of persons or entities shall not be deemed a Sale of the Company.

        8. Notices. Any notice in connection with this Agreement shall be in writing and personally delivered, sent by overnight delivery service or sent by registered or certified mail to the addressee at its or his address set forth above, or to such other address(es) as either party may designate by like written notice to each other.

        9. Binding Effect. This Agreement shall be binding upon the parties hereto, their respective heirs, administrators, successors and assigns, and shall inure to benefit of and be binding upon the Employer, its affiliates, and their successors and assigns.

        10. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes any prior employment agreements or understandings between them. It may not be changed, waived, extended or terminated orally, but only by a writing signed by the party against whom enforcement of any change, waive, extension or termination is sought. The headings herein have been inserted for convenience only, and are not to be part of this Agreement. Nothing contained herein shall be deemed to impact that certain Levitt Corporation Deferred Compensation Plan and Split Dollar Agreement for Employee, dated December 23, 1993, which shall remain in full force and effect.

        11. Governing Law, Venue. This Agreement shall be governed by the laws of the State of Florida. Any and all suits, legal actions or proceedings missing out of this


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Agreement shall be brought in the court of competent jurisdiction in Palm
Beach, Florida, and the parties irrevocably waive any objection to such choice of venue.


                                        LEVITT CORPORATION



                                        By:
                                           ---------------------------
                                           Name:
                                           Title:


                                           ---------------------------
                                                Elliott M. Wiener



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
                                   EXHIBIT A

                   To Employment Agreement (the "Agreement")
                  between Levitt Corporation (the "Employer")
                     and Elliott M. Wiener (the "Employee")


        (a)  Incentive Compensation.  Subject to the provisions of paragraph
(e) below, with respect to each fiscal year of the Employer or portion thereof (as described below) during the term of the Agreement, commencing with the fiscal year beginning January 1, 1997 and ending with the fiscal year ending December 31, 2001, the Employer shall pay to the Employee incentive compensation equal to 3% of the Pre-Tax Net Income (as defined below) of the Employer and its subsidiaries.

        (b) Statements. The determination of Pre-Tax Net Income shall be made by the then independent certified public accountants of the Employer in accordance with this Exhibit A, and a written statement by such accountants containing such determination (the "Statement") shall be delivered to the Employee no later than 120 days after the end of each fiscal year. The Employer shall deliver a check, in the amount of the incentive compensation payable to the Employee for such fiscal year based upon the Pre-Tax Net Income as reflected in the Statement, payable to the Employee, simultaneously with its delivery of the Statement. The Statement shall be deemed correct and accepted by the Employee unless the Employee shall deliver to the Employer, within 10 days after the receipt by the Employee of the Statement, a written statement of the Employee's objections to such Statement (the "Objecting Statement"). If the Employer gives written notice to the Employee within 10 days of its receipt of the Objecting Statement that it does not agree with the Employee's objections, then the Statement


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
shall be deemed correct and accepted by the Employee unless the Employee, within 10 days after the Employee's receipt of the Employer's notice, notifies the Employer in writing that the Employee requests arbitration. If the Employer does not object to the Objecting Statement as provided herein, the Statement, with such changes as are necessary to reflect the objections contained in the Objecting Statement, shall be deemed correct and accepted by the Employer.

        The arbitration provided for herein shall be in Florida by a panel of three arbitrators, all of whom shall be independent certified public accountants (who do not perform services for the Employer, the Employee or any of their respective affiliates), one selected by the Employee, one selected by the Employer and a third selected by the two so chosen. The arbitrators shall be guided by the rules then obtaining of the American Arbitration Association. If the two arbitrators so chosen cannot select a third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Judgment upon the award may be entered in any court having jurisdiction thereof. The sole matters to be submitted to arbitration shall be (i) the determination of Pre-Tax Net Income (including the calculations furnished by the Employer to the Employee of the incentive compensation payable under paragraph (a) above) in accordance with this Exhibit A and (ii) any dispute referred to in the second sentence of paragraph (f) below. The arbitrators shall not have jurisdiction to determine any other matter, claim or dispute whatsoever.

        (c) Pre-Tax Net Income. For purposes of this Exhibit A, "Pre-Tax Net Income" shall mean the consolidated net income of the Employer and its subsidiaries, before deduction of, or provision or reserve for, any Federal and Puerto Rico taxes based on net income (but not state,


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local or other taxes all of which shall be deducted or provided or reserved for), as determined in accordance with generally accepted accounting principles, consistently applied, provided that:

        (1) There shall not be included as an expense in determining Pre-Tax Net Income any incentive compensation paid to or accrued with respect to the Employee and similar incentive compensation paid to or accrued with respect to any other employee of the Employer having similar incentive compensation arrangements.

        (2) Pre-Tax Net Income shall not include any management fees, charges or allocation of overhead from any affiliate of the Employer or non-recurring items or items of an extraordinary nature as determined in accordance with generally accepted accounting principles, consistently applied, including without limitation the proceeds of any key-man life insurance or the proceeds of the sale of all or substantially all of the Employer's or any of its subsidiaries' assets. Any transaction between the Employer and any of its affiliates shall be treated for purposes of determining Pre-Tax Net Income at prices and terms no less favorable than would be available on an arms-length basis from independent third parties.

        (d) Payment. The balance of any unpaid incentive compensation shall be paid within 10 days after the date the Statement is deemed correct and accepted as provided in paragraph (b) above or upon the effective date of the award of the arbitration proceeding referred to therein.

        (e) Continuation of Employment.   Except as provided in clause (i) or
(ii) of this paragraph (e) below, the Employee shall not be entitled to receive Incentive Compensation for any fiscal year of the Employer (or portion thereof) if he does not continue in the employ of the


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Employer through the last day of such fiscal year, provided, however, that (i)
in the event of the termination of the Employee's employment as a result of the death or disability (as such term is defined in paragraph 6(a) of the Agreement) of the Employee, the Employee shall be entitled to Incentive Compensation for the fiscal year in which such termination of employment occurs but for no subsequent years, and (ii) in the event of the termination of the Employee's employment as a result of the termination by the Employer of the Employee's employment other than for death, disability or cause (as such term is defined in paragraph 6(a) of the Agreement) and other than as provided in paragraph 7 of the Agreement, the Employee shall be entitled to Incentive Compensation for the fiscal year in which such termination of employment occurs and the next succeeding fiscal year but for no subsequent years, it being agreed by the parties that (A) continued employment by the Employee as contemplated by paragraph 7 of the Agreement shall be deemed continued employment for all purposes of this Exhibit A and (B) neither removal of the Employee from the offices of Chairman of the Board, President and Chief Executive Officer as contemplated by paragraph 7 of the Agreement nor termination of the Employee by the Employer in accordance with paragraph 7 of the Agreement shall be deemed termination of the Employee by the Employer without cause.

        (f) Inability to Calculate Incentive Compensation. In the event that as a result of a Sale of the Company (as such term is defined in paragraph 7 of the Agreement) the business and operations of the Employer are significantly changed or it otherwise becomes impracticable to separately determine the Employer's Pre-Tax Net Income on a basis consistent with such determination prior to the sale of the Company (the fiscal year in which such change or impracticability results from a Sale of the Company being herein referred to as the "Sale


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
Year"), the Employer's Incentive Compensation for the Sale Year and each subsequent fiscal year during the term of the Agreement shall be conclusively deemed to be the average of the Employee's Incentive Compensation for the five fiscal years of the Employer immediately preceding the Sale Year; provided, however, that the Employer and Employee acknowledge that nothing in this paragraph (f) shall be deemed to entitle Employee to Incentive Compensation following his termination of employment except as expressly provided in paragraph (e) above. A dispute concerning whether a Sale Year has occurred shall be determined by arbitration in accordance with paragraph (b) above.



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